SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OIL DRI CORPORATION

                    GAMCO INVESTORS, INC.
                                 2/07/01          17,000            8.0647
                                 2/02/01           1,100            7.5000
                                 1/31/01          41,900            7.1271
                                 1/24/01          54,000            7.0000
                                 1/12/01           1,100            8.0000
                                 1/11/01           6,600            8.0000
                                 1/10/01           2,500            7.8750
                                 1/09/01           8,800            7.2654
                                 1/09/01           2,600            7.2654
                                 1/04/01           1,900            8.1250
                                 1/03/01           9,000            7.5350
                                 1/02/01           4,400            7.0000

                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 02/02/01         13,100            7.6572
                                 01/03/01          1,900            7.2829



          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.